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EXHIBIT 10.2

                           CONSULTING SERVICES AGREEMENT

This agreement was entered into on June 1, 2001 by and between Save the World Air Inc. (the "Company") located at 19-21 Garden Grove, Carrara 4211 Qld Australia and Mrs. Lyn Muller of the same address.

Mrs. L. Muller has a background in secretarial and office administration and shall provide services to the COMPANY as an independent consultant and subsequently shall make herself available to consult with the Board of Directors, any employees and representatives and agents of the COMPANY at reasonable times, concerning matters pertaining to the overall business administrative and secretarial operations of the COMPANY as well as the organization of any administrative staff of the COMPANY and is willing to provide secretarial services to the COMPANY.

The term of this Agreement shall be initially for one (1) year, renewable upon written consent of both parties. It is acknowledged and agreed that no other conditions apply to this agreement and it is further acknowledged and agreed that remuneration for said services is irrevocable, however, if Ms. Muller terminates this Agreement prior to its expiration, she shall return to the Company an unearned pro-rata number of shares.

Pursuant to this Agreement, it is acknowledged and agreed by the Company that Ms. Muller carries no professional licenses, and is not agreeing to act as a market maker or render legal advice or perform accounting services, nor act as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Company that the services provided to the Company are not rendered in connection with the offer and sale of Securities in a capital raising transaction. Ms. Muller shall provide services to Company as an administrative/secretarial consultant and make herself available to consult with the board of directors, employees and representatives and agents of the Company at reasonable times, concerning matters pertaining to the overall business administration of the Company, as well as the organization of any administrative staff of the Company. Ms. Muller shall also assist in the coordination of administrative activities.

Ms. Muller will not perform any activities that could subject her or Company to violations of Federal or applicable state securities law.

It is agreed that in remuneration for those consulting services, Lyn Muller shall receive two hundred and fifty thousand shares of Save the World Air, Inc. (Symbol: ZERO), issued in the name of Lynette Anne Muller.

Signed and Agreed by the Parties:

/s/ Lynette Anne Muller                      /s/ Jeffrey Muller
 ................................             ...................................
Lynette Anne Muller                          Mr. Jeffrey Muller, Chairman
                                                  Save the World Air Inc.